UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 14, 2018

Consolidated Edison, Inc.

(Exact name of registrant as specified in its charter)

New York	1-14514	13-3965100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(212) 460-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.01 Entry into a Material Definitive Agreement

On November 14, 2018, Consolidated Edison, Inc. (“Con Edison”) entered into forward sale agreements (the “Forward Sale Agreements”) with Citibank, N.A., Barclays Bank PLC and JPMorgan Chase Bank, London Branch, (the “Forward Purchasers”) relating to an aggregate of 13,636,363 of Con Edison’s Common Shares ($0.10 par value) (the “Common Shares”). In connection with the execution of the Forward Sale Agreements and at our request, affiliates of the Forward Purchasers are borrowing from third parties and selling Common Shares pursuant to the Underwriting Agreement described in Item 8.01, below.

Con Edison expects the Forward Sale Agreements to settle by December 27, 2019. Con Edison or the Forward Purchasers may accelerate the Forward Sale Agreements upon the occurrence of certain events. On a settlement date, if Con Edison decides to physically settle the Forward Sale Agreements, Con Edison will issue Common Shares to the Forward Purchasers under the Forward Sale Agreements at the then-applicable forward sale price. The forward sale price initially is equal to $75.537 per share. The Forward Sale Agreements provide that the forward sale price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread and will be subject to decrease on each of certain dates by amounts related to expected dividends on the Common Shares during the term of the Forward Sale Agreements. If the overnight bank funding rate is less than the spread on any day, the interest factor will result in a daily reduction of the forward sale price.

The Forward Sale Agreements will be physically settled, unless Con Edison elects cash or net share settlement under the Forward Sale Agreements (which it has the right to do, subject to certain conditions, other than in the limited circumstances described below and set forth in the Forward Sale Agreements). In the event Con Edison elects to cash settle or net share settle, the settlement amount will be generally related to (1)(a) the market value of the Common Shares during the unwind period under the relevant Forward Sale Agreement minus (b) the applicable forward sale price; multiplied by (2) the number of Common Shares underlying the relevant Forward Sale Agreement subject to such cash settlement or net share settlement. If this settlement amount is a negative number, the relevant Forward Purchaser will pay Con Edison the absolute value of that amount or deliver to Con Edison a number of Common Shares having a value equal to the absolute value of such amount. If this settlement amount is a positive number, Con Edison will pay the relevant Forward Purchaser that amount or deliver to such Forward Purchaser a number of Common Shares having a value equal to such amount.

Each Forward Purchaser will have the right to accelerate its Forward Sale Agreement (with respect to all or any portion of the transaction under the Forward Sale Agreement that the Forward Purchaser determines is affected by such event) and require Con Edison to settle on a date specified by such Forward Purchaser if (1) such Forward Purchaser determines it is unable, after using commercially reasonable efforts, to borrow (or maintain a borrowing of) a number of Common Shares equal to the number of Common Shares underlying its Forward Sale Agreement at a rate that is equal to or less than the borrow cost specified in such Forward Sale Agreement; (2) such Forward Purchaser determines that it has an excess Section 13 ownership position or an excess regulatory ownership position (as such terms are defined in such Forward Sale Agreement) with respect to certain ownership restrictions and related filing requirements under the federal securities laws, the New York business corporation law or certain other laws and regulations, as applicable; (3) Con Edison declares or pay certain dividends or distributions on the Common Shares with a cash value in excess of a specified amount, an ex-dividend date that occurs earlier than a specified date or certain non-cash dividends; (4) there occurs the announcement of any event or transaction that, if consummated, would result in a merger event, tender offer, nationalization, delisting or change in law (in each case, as determined pursuant to the terms of such Forward Sale Agreement); or (5) certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by Con Edison in connection with entering into such Forward Sale Agreement or a market disruption event during a specified period that lasts for more than eight consecutive scheduled trading days (in each case, as determined pursuant to the terms of such Forward Sale Agreement). Each Forward Purchaser’s decision to exercise its right to accelerate the settlement of its Forward Sale Agreement will be made irrespective of Con Edison’s interests, including Con Edison’s need for capital. In such cases, Con Edison could be required to issue and deliver Common Shares under the physical settlement provisions, which would result in dilution to Con Edison’s earnings per share and return on equity. In addition, upon certain events of bankruptcy or insolvency relating to Con Edison, the relevant Forward Sale Agreement will terminate. Following any such termination, Con Edison may not issue any Common Shares and it would not receive any proceeds pursuant to the applicable Forward Sale Agreement.

The description of the Forward Sale Agreements set forth above does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Forward Sale Agreements, which are filed as exhibits hereto.

ITEM 8.01. Other Events

On November 14, 2018, Con Edison entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Barclays Capital Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein, Citigroup Global Markets Inc., Barclays Capital Inc. and J.P. Morgan Securities LLC, as LLC, acting in their capacity as forward sellers, and the Forward Purchasers for the sale of 13,636,363 of Common Shares and the sale of such additional number of Common Shares, not in excess of 1,493,506 shares, as may be sold in connection with an option granted to the underwriters pursuant to the Underwriting Agreement. The Common Shares were registered under the Securities Act of 1933 pursuant to a Registration Statement on Form S-3 (No. 333-226538, effective August 2, 2018).

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit 1	Underwriting Agreement, dated November 14, 2018, relating to the Common Shares.

Exhibit 5	Opinion of Elizabeth D. Moore, Esq., Senior Vice President and General Counsel of Con Edison, relating to the Common Shares.

Exhibit 10.1	Confirmation of Forward Sale Transaction, dated November 14, 2018, between Con Edison and Citibank, N.A.

Exhibit 10.2	Confirmation of Forward Sale Transaction, dated November 14, 2018, between Con Edison and Barclays Bank PLC.

Exhibit 10.3	Confirmation of Forward Sale Transaction, dated November 14, 2018, between Con Edison and JPMorgan Chase Bank, London Branch.

Exhibit 23	Consent of Elizabeth D. Moore, Esq., Senior Vice President and General Counsel of Con Edison (included in Exhibit 5).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON, INC.

By	/s/ Robert Muccilo
Robert Muccilo
Vice President and Controller

Date: November 19, 2018

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